SUB-ITEM 77Q1(E) NEW INVESTMENT ADVISORY CONTRACTS

The Investment Advisory Agreement dated October 30, 2000 between Registrant on behalf of Kobrick Capital Fund and Kobrick Funds LLC (the "Adviser") is incorporated by reference to exhibit (d)(1) to Post-Effective Amendment ("PEA") No. 7 to Registrant's registration statement filed under rule 485(a) under the Securities Act of 1933, as amended (the "1933 Act") on November 30, 2000 (Accession No. 0001127563-00-000016).

The Investment Advisory Agreement dated October 30, 2000 between Registrant on behalf of Kobrick Emerging Growth Fund and the Adviser is incorporated by reference to exhibit (d)(2) to PEA No. 7 to Registrant's registration statement filed under Rule 485(a) under the 1933 Act on November 30, 2000 (Accession No. 0001127563-00-000016).

The Investment Advisory Agreement dated October 30, 2000 between Registrant on behalf of Kobrick Growth Fund and the Adviser is incorporated by reference to exhibit (d)(3) to PEA No. 7 to Registrant's registration statement filed under Rule 485(a) under the 1933 Act on November 30, 2000 (Accession No. 0001127563-00-000016).